                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Grey Wolf, Inc. (formerly DI Industries, Inc.) on Form S-3 of our report dated March 28, 1996, appearing in the Annual Report on Form 10-K of DI Industries, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Houston, Texas
November 5, 1997